CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843, 333-71261, 333-86147, 333-39588, 333-97793 and 333-105879) of our report dated February 24, 2003 (except for Note 13 as to which the date is June 11, 2003) with respect to the financial statements of Santera Systems Inc. for the years ended December 31, 2001 and 2002, included in this Current Report (Form 8-K/A) of Tekelec.

/s/ Ernst & Young LLP

Dallas, Texas
June 23, 2003